Exhibit 10 (vii)

                    REGISTRATION RIGHTS

AGREEMENT dated as of August 12, 2004,

among BHI ACQUISITION CORP., a Delaware

corporation (the “Company”), BHI

INVESTMENT, LLC, a Delaware limited liability

company (“BHI”), and the management holders (the

“Management Holders”) party hereto.

WHEREAS, BHI has entered into a Stock Purchase Agreement dated as of July 5, 2004 among BHI, BW Holdings LLC, a Delaware limited liability company, Borden Holdings, Inc., a Delaware corporation, Borden Chemical, Inc., a New Jersey corporation, Craig O. Morrison and Joseph P. Bevilaqua (as amended, restated, modified or supplemented from time to time, the “Purchase Agreement”); and

WHEREAS, BHI owns shares of Common Stock issued by the Company;

WHEREAS, each Management Holder has the right to receive shares of Common Stock (i) upon exercise of options granted to such Management Holder under the Company’s 2004 Stock Option Plan and (ii) upon distribution of such Management Holder’s deferred stock account under the Company’s 2004 Deferred Compensation Plan, in each case subject to the terms and conditions of such Stock Option Plan and Deferred Compensation Plan, respectively; and

WHEREAS, the Company has agreed to provide BHI and the Management Holders with certain registration rights.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used herein, the following terms shall have the following respective meanings:

“Affiliate” of the Company or BHI means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or BHI, as applicable. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or its Affiliates.

“Affiliate” of a Holder (other than BHI) means: (i) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder’s lineal descendants; (ii) the legal representative or guardian of such individual Holder or of any such immediate family member in the event such individual Holder or any such immediate family member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with a Holder. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P or its Affiliates.

“BHI” has the meaning ascribed to it in the introductory paragraph hereof.

“BHI Notice” has the meaning ascribed to it in Section 4(a).

“BHI Piggyback Notice” has the meaning ascribed to it in Section 4(a).

“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.

“Capital Stock” means any and all shares of, interests and participation in and other equivalents (however designated) of stock, including without limitation all Common Stock and preferred stock.

“Closing” has the meaning ascribed to it in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock of the Company, par value $.001 per share.

“Company” has the meaning ascribed to it in the introductory paragraph hereof.

“Demand Notice” has the meaning ascribed to it in Section 3(a).

“Demand Registration” means a registration of Registrable Shares under the Securities Act pursuant to Section 3(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Holders” means BHI and the Management Holders, and any holder of Shares who is a Transferee of BHI or a Management Holder and who agrees in writing to be bound by the provisions of this Agreement.

“Independent Third Party” means any Person which (a) did not own in excess of five percent (5%) of the Common Stock deemed outstanding (on a fully diluted basis) as of the first anniversary of the Effective Date and (b) is not an Affiliate of any such owner.

“Information” has the meaning ascribed to it in Section 6(i).

“Inspectors” has the meaning ascribed to it in Section 6(i).

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date hereof among the Company, BHI and the Management Holders as it is amended, restated, supplemented or otherwise modified from time to time.

“Management Holder Notice” has the meaning ascribed to it in Section 4(c).

“Management Holder Piggyback Notice” has the meaning ascribed to it in Section 4(b).

“Management Holders” has the meaning ascribed to it in the introductory paragraph hereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Notice” means a BHI Piggyback Notice or a Management Holder Piggyback Notice.

“Piggyback Registration” means any registration pursuant to Section 4 hereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments and, in each case, all material incorporated by reference in such prospectus.

“Public Offering” means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act.

“Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Qualified Public Offering” means a Public Offering pursuant to which the aggregate offering price of the Common Stock sold in such offering is at least $175,000,000.

“Records” has the meaning ascribed to it in Section 6(i).

“Registrable Shares” means Shares; provided, that any Registrable Shares shall cease to be Registrable Shares when (i) a Registration Statement with respect to the sale of such Registrable Shares has been declared effective under the Securities Act and such Registrable Shares have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Shares are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Registrable Shares shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any Shares that have ceased to be Registrable Shares shall not thereafter become Registrable Shares and any security that is issued or distributed in respect of Shares that have ceased to be Registrable Shares is not a Registrable Share.

“Registration Expenses” has the meaning ascribed to it in Section 7 of this Agreement.

“Registration Statement” means any Registration Statement of the Company which covers the Registrable Shares, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.

“Requesting Shareholder” has the meaning set forth in Section 3(a).

“Sale of the Company” means the sale of the Company to one or more Independent Third Parties, pursuant to which such party or parties acquire (a) Capital Stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation, recapitalization, sale or transfer of the Company’s Capital Stock or otherwise) or (b) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Selling Investor” means any Person selling Registrable Shares pursuant to a Registration Statement under this Agreement.

“Selling Investors’ Counsel” has the meaning set forth in Section 6(b).

“Selling Shareholders” means, upon the proper delivery of a Piggyback Notice or a Demand Notice, as applicable, the Holders holding Registrable Shares.

“Shares” means any shares of Common Stock and shall also include any equity security of the Company or any successor thereto, issued in respect of or in exchange for Shares, whether by way of dividend or other distribution, stock split, recapitalization, merger, rollup transaction, consolidation or reorganization or otherwise.

“Transfer” means, as to any Shares, to offer, sell, contract to sell, make any short sale of, grant any option for the purchase of, or in any other way transfer, assign, pledge,

distribute, encumber or otherwise dispose of (including, without limitation, the foreclosure or other acquisition by any lender with respect to any Shares pledged to such lender by a Holder), such Shares or any securities convertible into or exercisable or exchangeable for such Shares, either voluntarily or involuntarily and with or without consideration; provided, however, that any purported transfer of Shares in violation of the provisions of the Investor Rights Agreement shall not be deemed to constitute a “Transfer” for purposes of this Agreement.

“Transferee” means a person acquiring Shares prior to a Qualified Public Offering through a Transfer permitted pursuant to the Investor Rights Agreement.

“Underwritten Offering” means a sale of Common Stock to an underwriter for reoffering to the public.

Section 2. Securities Subject to this Agreement.

(a) The securities entitled to the benefits of this Agreement are the Shares held by the Holders on and after the consummation of the transactions contemplated by the Purchase Agreement and the Shares subsequently held by a Transferee of the Holders.

(b) A Person shall be deemed to be a Holder of Shares whenever such Person owns Shares or has the absolute right to acquire such Shares (whether pursuant to the exercise of any vested Option, the receipt of any non-forfeitable distribution under a deferred compensation plan, or otherwise), whether or not such acquisition has actually been effected.

Section 3. Demand Registration.

(a) Right to Demand; Demand Notices. Subject to the provisions of this Section 3 and Section 5, at any time and from time to time after the date hereof, BHI (the “Requesting Shareholder”) may make up to six written requests to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of its Registrable Shares. All requests made pursuant to this Section will specify the aggregate amount of Registrable Shares to be registered and will also specify the intended methods of disposition thereof (a “Demand Notice”). Subject to Section 3(b), promptly upon receipt of any such Demand Notice, the Company will use its best efforts to effect within 180 days such registration under the Securities Act of the Registrable Shares which the Company has been so requested to register.

(b) Company’s Right to Defer Registration. If the Company is requested to effect a Demand Registration and the Company furnishes to the Requesting Shareholder a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for such Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request for such registration from such Holder. If the Company shall so postpone the filing of a Registration Statement and if the Requesting Shareholder within thirty (30) days after receipt of the notice of postponement advises the Company in writing that such Holder has determined to withdraw such request for registration, then such Demand Registration shall be deemed to be withdrawn and shall not be deemed to have been requested for purposes of Section 3(a).

(c) Registration Statement Form. Registrations under this Section 3 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requesting Shareholder and (ii) as shall permit the disposition of Registrable Shares in accordance with the intended method or methods of disposition specified in the Requesting Shareholder’s Demand Notice. If, in connection with any registration under this Section 3 which is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(d) Effective Registration Statement. The Company shall be deemed to have effected a Demand Registration if (i) the Registration Statement relating to such Demand Registration is declared effective by the Commission; provided, however, that no Demand Registration shall be deemed to have been requested for purposes of Section 3(a) if (x) such registration, after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court by reason of an act or omission by the Company and such interference is not cured within twenty (20) business days, or (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission by the Company (other than a failure of the Company or any of its representatives to execute or deliver any closing certificate by reason of facts or circumstances not within the control of the Company or such representatives), or (ii) at any time after the Requesting Shareholder delivers a Demand Notice to the Company and prior to the effectiveness of the Registration Statement, the preparation of such Registration Statement is discontinued or such Registration Statement is withdrawn or abandoned at the request of the Requesting Shareholder (other than as contemplated by Section 3(b)) unless the Requesting Shareholder has elected to pay and has paid to the Company in full the Registration Expenses in connection with such Registration Statement.

(e) Underwriter’s Cutback. If the managing underwriter advises the Company that the inclusion of all Shares proposed to be included in a Demand Registration would interfere with the successful marketing (including pricing) of the Common Stock to be offered thereby, then the number of Shares proposed to be included in such registration shall be allocated among the Company and all Selling Shareholders of the Company proportionately, such that the number of Shares that each such Person shall be entitled to sell in the Public Offering shall be included in the following order:

(i) first, the Registrable Shares held by the Persons requesting their Shares be included in such registration pursuant to the terms of this Section 3, pro rata based upon the number of Shares owned by each such Person at the time of such registration;

(ii) second, the Registrable Shares held by the Persons requesting their Shares be included in such registration pursuant to the terms of Section 4(b); pro rata based upon the number of Registrable Shares owned by each such Person at the time of such registration; and

(iii) third, the Shares to be issued and sold by the Company in such registration.

Notwithstanding anything to the contrary set forth in this Section 3(e), if the managing underwriter for an initial Underwritten Offering advises the Company that the inclusion of all Shares proposed to be included in such registration by any particular Management Holder would interfere with the successful marketing (including pricing) of the Common Stock to be offered thereby, then the number of Shares proposed to be included in such registration by such Management Holder shall be reduced to the lower of the number of Shares that the managing underwriter advises that such Management Holder may sell in the initial Underwritten Offering and the number of Shares calculated pursuant to the foregoing.

(f) Selection of Underwriters. If any offering pursuant to a Demand Registration involves an Underwritten Offering, the Requesting Shareholder shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing and reasonably satisfactory to the Company.

Section 4. Piggyback Registration.

(a) Subject to Section 4(c), if at any time after the date hereof the Company proposes for any reason to register Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or any registration of Shares relating to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), it shall give written notice to BHI of its intention to so register such Shares (the “BHI Notice”) at least 45 days before the filing of such Registration Statement and BHI shall be entitled to include in such Registration Statement the Registrable Shares held by it. Upon the written request of BHI (a “BHI Piggyback Notice”) delivered within 15 days after receipt of the BHI Notice, to include in such registration Registrable Shares designated by BHI (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Shares otherwise being sold in such registration; subject to the limitations set forth in Section 4(c).

(b) Subject to Section 4(c), if at any time after the date hereof the Company proposes to file a Registration Statement (i) in connection with a Demand Registration, or (ii) in connection with which BHI exercises piggyback registration rights (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of Shares relating to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any Shares, then the Company shall give prompt written notice (the “Management Holder Notice”) to the Management Holders of its intention to register such Shares and the Management Holders shall be entitled to include in such Registration Statement the Registrable Shares held by them. Upon the written request of any Management Holder (a “Management Holder Piggyback Notice”), delivered within 15 days after receipt of the Management Holder Notice, to include in such registration Registrable Shares designated by the Management Holders (which request shall specify the number of Registrable Shares proposed to be included in such registration), the

Company shall use commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Shares otherwise being sold in such registration; subject to the limitations set forth in Section 4(c).

(c) Underwriter’s Cutback. Except in the case of a Piggyback Registration which is also triggered by a Demand Registration (which shall be governed by Section 3(e)), if the managing underwriter advises the Company that the inclusion of all Registrable Shares proposed to be included in a Piggyback Registration would interfere with the successful marketing (including pricing) of the Common Stock to be offered thereby, then the number of Shares proposed to be included in such registration shall be allocated among the Company and all Selling Shareholders of the Company proportionately, such that the number of Shares that each such Person shall be entitled to sell in the Public Offering shall be included in the following order:

(i) first, the Shares to be issued and sold by the Company in such registration;

(ii) second, the Registrable Shares held by BHI and the Management Holders requesting their Registrable Shares be included in such registration pursuant to the terms of this Section 4, pro rata based upon the number of Registrable Shares owned by each such Person at the time of such registration.

Notwithstanding anything to the contrary set forth in this Section 4(b), if the managing underwriter for an Underwritten Offering advises the Company that the inclusion of all Shares proposed to be included in such registration by any particular Management Holder would interfere with the successful marketing (including pricing) of the Common Stock to be offered thereby, then the number of Shares proposed to be included in such registration by such Management Holder shall be reduced to the lower of the number of Shares that the managing underwriter advises that such Management Holder may sell in the Underwritten Offering and the number of Shares calculated pursuant to the foregoing.

(d) Lock-Up. If the Company at any time shall register shares of Common Stock under the Securities Act for sale to the public, no Management Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Capital Stock of the Company without the prior written consent of the Company, for the period of time in which BHI has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Capital Stock of the Company. BHI shall use reasonable efforts to limit any such period to not more than 180 days.

(e) Company Control. The Company may decline to file a Registration Statement after the giving of a Piggyback Notice, or withdraw a Registration Statement after filing and after the giving of Piggyback Notice but prior to the effectiveness of the Registration Statement, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder in connection with such withdrawn Registration Statement.

Section 5. Registrations on Form S-3.

Notwithstanding anything contained in this Agreement to the contrary, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, BHI shall have the right to request in writing an unlimited number of Demand Registrations on Form S-3, or such successor form, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and (ii) state the intended method of disposition of such Registrable Shares, and upon receipt of such request, the Company shall use its best efforts promptly to effect the registration under the Securities Act of the Registrable Shares so requested to be registered.

Section 6. Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts or commercially reasonable efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) use its commercially reasonable efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective for a period of 90 days or until all of such Shares have been disposed of (if earlier);

(b) furnish, at least five business days before filing a Registration Statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such Registration Statement or prospectus, to one counsel selected by the holders of a majority of such Registrable Shares (the “Selling Investors’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Selling Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for at least a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(d) notify in writing the Selling Investors’ Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Requesting Shareholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of such Registrable Shares to consummate their disposition in such jurisdictions; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

(f) furnish to each holder of such Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(g) without limiting subsection (e) above, use its commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Shares to consummate the disposition of such Registrable Shares;

(h) notify on a timely basis each holder of such Registrable Shares at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such holder, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) make available for inspection by the holders of such Registrable Shares, the Selling Investors’ Counsel or any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The Persons holding such Registrable Shares agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(j) in the case of an Underwritten Offering, use its reasonable best efforts to obtain from its independent certified public accountants “comfort” letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

(k) in the case of an Underwritten Offering, use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form;

(l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(m) issue to any underwriter to which any holder of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n) upon the request of the Requesting Shareholder, list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are then listed or, if the Common Stock is not then listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the NASD or such national securities exchange as the Requesting Shareholder shall designate;

(o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;

(p) if such Registration Statement refers to any holder of such Registrable Shares by name, at the request of such seller, insert therein language, in form and substance reasonably satisfactory to such holder, to the effect that the offer by such holder of such Registrable Shares is not to be construed as a recommendation by such holder of the investment quality thereof and does not imply that such holder will assist in meeting any future financial requirements of the Company; and

(q) subject to all the other provisions of this Agreement, use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

Section 7. Registration Expenses.

All expenses incident to the Company’s performance of or compliance with Sections 3, 4, 5, and 6, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of the NASD), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Shareholders in connection with blue sky qualifications of Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the Requesting Shareholder may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (iv) Securities Act liability insurance if the Company so desires or the underwriters so require, (v) all fees and expenses incurred in connection with the listing of Registrable Shares on any securities exchange and all rating agency fees, (vi) all reasonable fees and disbursements of one counsel selected by the Requesting Shareholder or in the case of a piggyback registration, BHI to represent such Persons in connection with such registration, (vii) all fees and disbursements of underwriters customarily paid by the issuer or sellers of securities, excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Shares under the securities or blue sky laws of any state), and (viii) fees and expenses of other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the applicable Registration Statement becomes effective. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

Section 8. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Selling Investor, its officers, directors and employees and each Person who controls (within the meaning of the Securities Act) such Selling Investor against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such Selling Investor for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus if (i) such Selling Investor failed to deliver or cause to be delivered a copy of the Prospectus to the Person asserting such claim, damage, liability or expense after the Company has furnished such Selling Investor with a sufficient number of copies of the same and (ii) the Prospectus completely corrected in a timely manner such untrue or alleged untrue statement or omission or alleged omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, if such untrue statement, alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and such Selling Investor thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Shares to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such Selling Investor with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution of Registrable Shares, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Selling Investor, if requested.

(b) Indemnification by Selling Investor. Each Selling Investor agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Selling Investor to the Company for inclusion in such Registration Statement or the related Prospectus or preliminary Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Shares to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any Selling Investor hereunder be greater in amount than the dollar amount of the proceeds received by such Selling Investor upon the sale of the Registrable Shares giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution of Registrable Shares to the same extent as provided above with respect to information furnished in writing by any such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relive the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claim (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies on such indemnified party or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one additional counsel.

(d) Other Indemnification. Indemnification similar to that specified in this Section 8 (with appropriate modifications) shall be given by the Company and each Selling Investor with respect to any required registration or other qualification of Registrable Shares under any Federal or state law or regulation of any governmental authority other than the Securities Act.

(e) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the applicable loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Selling Investor shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such Selling Investor with respect to the applicable sale of Registrable Shares. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 9. Participation in Underwritten Offering.

No Person may participate in an Underwritten Offering hereunder unless such Person (a) agrees to sell such Person’s Shares on the basis provided in any underwriting arrangements and any lock-up arrangements approved by the Persons entitled to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section shall be construed to create any additional rights regarding the registration of Shares in any Person otherwise than as set forth herein.

Section 10. Exchange Act Compliance.

In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act or (b) commences to file reports under Section 13 or 15(d) of the Exchange Act, then the Company shall (i) make and keep public information available, as those terms are understood and defined in Rule 144 of the Commission, (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (iii) at the request of any Holder if such Holder proposes to sell securities in compliance with Rule 144, forthwith furnish to such Holder, as applicable, a written statement of compliance with the reporting requirements of the Commission as set forth in Rule 144 and make available to such Holder such information as will enable the Holder to make sales pursuant to Rule 144.

Section 11. Effectiveness.

The rights and obligations of each Holder under this Agreement shall terminate as to such Holder upon the earlier to occur of (i) the Transfer of all Shares owned by such Holder or (ii) a Sale of the Company.

Section 12. Severability.

If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

Section 13. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any of the conflict of law rules thereof.

Section 14. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

Section 15. Notices.

All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered by hand or mailed by registered mail, postage prepaid, return receipt requested, or transmitted by telecopy with verification of receipt as follows:

(i) if to the Company, to:

c/o Borden Chemical, Inc.

180 East Broad Street

Columbus, OH 43215

Facsimile: (614) 225-2108

Attention: Nancy G. Brown, Esq.

Vice President and General Counsel

with a copy (which shall not constitute notice) to:

BHI Acquisition Corp.

c/o Apollo Management, L.P.

9 West 57th Street

New York, New York 10019

Attention: Josh Harris

Telecopy: (212) 515-3264

O’Melveny & Myers, LLP

7 Times Square

New York, New York 10036

Attention: John Suydam, Esq.

Telecopy: (212) 326-2061

(ii) if to BHI, to:

BHI Investment LLC

c/o Apollo Management, L.P.

9 West 57th Street

New York, New York 10019

Attention: Josh Harris

Telecopy: (212) 515-3264

with a copy (which shall not constitute notice) to:

O’Melveny & Myers, LLP

7 Times Square

New York, New York 10036

Attention: John Suydam, Esq.

Telecopy: (212) 326-2061;

(iii) If to any Management Holder, to the address set forth with respect to such Management Holder in the Company’s records; and

(iv) if to any Transferee, to the address specified by such Transferee upon consummation of the Transfer by which such Person became a Transferee;

or to such other address as any party hereto shall have designated by notice in writing to the other parties hereto.

Section 16. Headings.

The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

Section 17. Entire Agreement.

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral and written, with respect to the subject matter hereof.

Section 18. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same document.

Section 19. Amendment.

This Agreement may be modified, supplemented or amended only by a written instrument executed by all parties hereto.

Section 20. No Third-Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and, with respect to Section 8, the other Persons referred to as indemnified parties therein.

Section 21. Interpretation.

In construing this Agreement, no consideration shall be given to the fact or presumption that any party to this Agreement had a greater or lesser hand in drafting this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first above written.

BHI ACQUISITION CORP.

By:
Name:
Title:

BHI INVESTMENT, LLC

By:
Name:
Title:

MANAGEMENT HOLDERS

Craig O. Morrison

Joseph P. Bevilaqua

William H. Carter

This Agreement is executed by the Company and by each Holder and spouse of each Management Holder to be effective as of the date first above written.

COMPANY:

BHI ACQUISITION CORP.

By:
Name:
Title:

HOLDERS:

BHI INVESTMENT, LLC

By:
Name:
Title:

MANAGEMENT HOLDERS

Craig O. Morrison

Joseph P. Bevilaqua

William H. Carter

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Investor Rights Agreement dated as of the Original Issue Date, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of BHI Acquisition Corp., a Delaware corporation (the “Company”), subject to the terms and conditions of the Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Investor Rights Agreement, to the terms of the Investor Rights Agreement.

ANNEX I

(i) If to the Company:

c/o Borden Chemical, Inc.

180 East Broad Street

Columbus, OH 43215

Facsimile: (614) 225-2108

Attention:	Nancy G. Brown, Esq.,
Vice President and General Counsel

with a copy (which shall not constitute notice) to:

BHI Investment, LLC

c/o Apollo Management V, L.P.

9 West 57th Street

New York, NY 10019

Facsimile: (212) 515-3264

Attention: Josh Harris; and

O’Melveny & Myers, LLP

7 Times Square

New York, NY 10036

Facsimile: (212) 326-2061

Attention: John J. Suydam, Esq.

(ii) If to BHI or the Apollo Group:

BHI Investment, LLC

c/o Apollo Management V, L.P.

9 West 57th Street

New York, NY 10019

Facsimile: (212) 515-3264

Attention: Josh Harris

with a copy (which shall not constitute notice) to:

O’Melveny & Myers, LLP

7 Times Square

New York, NY 10036

Facsimile: (212) 326-2061

Attention: John J. Suydam, Esq.

(iii) If to any Management Holder, to the address set forth with respect to such Management Holder in the Company’s records.

* * * * *

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